Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

February 14, 2017

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Re:

Registration Statement on Form S-1 (Registration No. 333-212735)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement, as amended (as so amended, the “Registration Statement”).  The Registration Statement relates to the offering by Sigma Labs, Inc. (the “Company”) of Class A Units comprised of (i) up to 1,610,000 shares (the “Registered Common Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) warrants to purchase up to 1,610,000 shares of Common Stock (the "Warrants"). The Registration Statement also relates to the offering by the Company of the Company's Class B Units comprised of (i) up to 1,610,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred") and (ii) the equivalent number of Warrants as would have been issued to the purchasers of Class B Units if such purchasers had purchased Class A Units based on the public offering price.

The Registration Statement also registers (i) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), (ii) the shares of Common Stock issuable upon conversion of the Series A Preferred (the "Conversion Shares"), (iii) up to 70,000 shares of Common Stock (the "Representative Option Shares") and warrants (the "Representative Option Warrants") to purchase up to 70,000 shares of Common Stock which the representatives of the underwriters will have the right to purchase under a purchase option (the "Representative Option") for its own account or that of its designees, and (iv) the shares of Common Stock issuable upon exercise of the Representative Option Warrants (the "Representative Option Warrant Shares" and, together with the Registered Common Shares, the Warrants, the Warrant Shares, the Preferred Shares, the Conversion Shares, the Representative Option Shares, and the Representative Option Warrants, the "Securities.").

We have acted as counsel for the Company in connection with the offer and sale of the Securities. For purposes of this opinion letter, we have examined and relied upon the Registration Statement and such other documents, records, certificates and other instruments as we have deemed necessary or appropriate.

In connection with our representation of the Company, and as a basis of the opinions stated herein, we have assumed that each of the Company's Certificate of Change and Certificate of Designation of the Series A Preferred (the "Certificate of Designation") will be filed (in the respective forms approved by the Company's board of directors) in accordance with the Nevada General Corporation Law prior to the issuance of any of the Securities.

Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law).

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, and (ii) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

Based upon and subject to the foregoing, we are of the opinion that (i) the Class A Units and the Class B Units are duly authorized and, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable, (ii) the Registered Common Shares are duly authorized and, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable, (iii) the Warrants, when issued, executed and delivered to the purchasers thereof against payment of the consideration therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (iv) the Preferred Shares are duly authorized and, when issued and delivered against payment thereof in accordance with the Certificate of Designation and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; (v) the Warrant Shares initially issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described in the Warrants, will be validly issued, fully paid and non-assessable; (vi) the Conversion Shares initially issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance and, upon issuance and delivery as described in the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable; (vii) the Representative Option, when issued, executed and delivered as described in the Registration Statement, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;, (viii) the Representative Option Shares initially issuable upon exercise of the Representative Option, have been duly authorized and reserved for issuance and, upon exercise of the Representative Option in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described in the Representative Option, will be duly and validly issued, fully paid and non-assessable; (ix) the Representative Option Warrants, when issued, executed and delivered in accordance with the terms of the Representative Option and as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (x) the Representative Option Warrant Shares issuable upon exercise of the Representative Option Warrants have been duly authorized and reserved for issuance and, upon exercise of the Representative Option Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described therein, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement remains effective.

Very truly yours,

/s/ TROYGOULD PC

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